MONEYMART ASSETS, INC.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               October 27, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  Rule 24f-2 Notice for MoneyMart Assets, Inc.
          File Nos. 002-55301 and 811-2619

     On behalf of the MoneyMart Assets, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

                              Very truly yours,
                              /s/Grace C. Torres
                              Grace C. Torres
                              Treasurer and Principal
Financial
                              and Accounting Officer